PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Exhibit 10.16

COLLABORATION AGREEMENT

This Collaboration Agreement is entered into as of this 21st day of October, 2011 (the “Effective Date”) by and between ICM, Inc., a Kansas corporation with a principal address at P.O. Box 397, 310 N. First Street, Colwich, KS 67030-0397 (“ICM”) and Mascoma Corporation, a Delaware corporation with a principal address at 67 Etna Road. Suite 300, Lebanon, NH 03766 (“Mascoma”; together with ICM, the “Parties” and each a “Party”).

Background

ICM is an industry leader in engineering, building, and supporting ethanol plants around the world. ICM’s focus on excellence and innovation has played a major role in the growth of the fuel ethanol industry. The focus continues as ICM’s R&D and engineering teams provide further optimization of the ethanol production process and develop new biofuel technologies based upon corn fiber, ,switchgrass, and miscanthus.

Mascoma is in the business of researching, developing and commercializing proprietary microorganisms and manufacturing know-how for the advanced biological processing of various inputs into low-carbon biofuels and other products, including ethanol (the “Mascoma Technology”).

Recitals

WHEREAS, ICM and Mascoma are interested in collaborating on the development and commercialization of the Mascoma Technology related to the consolidated bioprocessing of corn (“Corn CBP”), which includes using new yeast strains for the simultaneous hydrolysis and fermentation of starch and/or corn kernel fiber to ethanol;

WHEREAS, Mascoma and ICM acknowledge that part of the work to be conducted under this Agreement will include trials at existing ethanol plants using certain yeast strains for the simultaneous hydrolysis and fermentation of starch and/or corn kernel fiber to ethanol (hereinafter, the trials are referred to as the “Plant Trials”); and

WHEREAS, upon reaching mutually agreed upon targets for Corn CBP, the Parties intend to work together to develop a process which will include ICM engineering and piloting capabilities to convert corn distillers grains (DG) to ethanol and high protein distillers grains (HPDG).

NOW, THEREFORE, in consideration of the foregoing Recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows.

1.0	Purpose and Scope of Collaboration.

1.1 Overview. The Parties will collaborate on the application development, testing, and launch of Corn CBP technology. Three product releases (the “Releases”) are expected to be completed over the first eighteen (18) months of the Term. For each Release, ICM will conduct application research and development activities (lab and pilot testing) of the Corn CBP yeast strains as set forth in the Joint Launch Plan (as described in Section 1.2). This application testing will facilitate the generation of a selling package for the commercial launch of the Corn CBP technology. ICM will assist with the transitioning of the first three customer plants per release (MGT 1.0 Series and MGT 1.1 Series, as defined in Section 1.2.2 and 1.2.3, each constituting a release) to the Corn CBP technology, as well as providing ongoing

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

technical support at the plants as described in the Joint Launch Plan. This support includes product and process analysis to help define and maximize the price paid per gallon of ethanol produced. Without limiting the foregoing, ICM will provide laboratory and piloting services required to take each release of the Corn CBP Technology from the lab to the commercial scale using practices that are customary in the industry. Piloting services to be provided by ICM for each release will be based, generally, on a template similar to the one set forth in Appendix B, attached hereto. Mascoma will provide all organism development and laboratory applications work with performance as mutually agreed to between the Parties. Mascoma will also provide on-site technical support for all piloting and engineering efforts as required.

1.2 Joint Launch Plan. Promptly following the Effective Date. Mascoma and ICM will work together to develop a written plan which will define the work to be performed by the Parties hereunder, including details of the target plants for conversion and timing thereof and an associated budget for such activities (the “Joint Launch Plan”). The initial Joint Launch Plan will be based on the information set forth in Appendix A, attached hereto. The Joint Launch Plan and milestones contained therein will be reviewed, modified, and updated, as necessary, on an ongoing basis as mutually agreed between the Parties. ICM agrees not to collaborate with or support any third party in the development of Corn CBP during the Term of this Agreement.

1.2.1 Release 0. In order to demonstrate the efficacy of Mascoma’s base yeast strain in the Mascoma Corn CBP technology and achieve a comfort level with regard to using yeast supplied by Mascoma, “Release 0” will involve the trial of a conventional yeast supplied as a cream product. This yeast strain will be the host strain into which modifications will be incorporated to generate subsequent Corn CBP strains. ICM agrees to help secure and support Release 0 trials of at least three (3) months duration at up to two (2) production plants during 2011. This support represents “work in kind” to set the stage for MGT 1.0 Series and MGT 1.1 Series.

1.2.2 MGT 1.0 Series. The yeast strains in the MGT 1.0 series (the “MGT 1.0 Series”) will constitute the first commercial enzyme expressing yeast and are expected to produce sufficient glucoamylase to replace exogenous enzyme addition without negatively impacting ethanol yields, final ethanol titer or the time required for fermentation when compared to current plant operation.

1.2.3 MGT 1.1 Series. The yeast strains in the MGT 1.1 series (the “MGT 1.1 Series”) will constitute the next significant technical advancement in the conversion of recalcitrant starch and corn kernel fiber to ethanol and high value co-products. The MGT 1.1 Series will provide exogenous enzyme replacement and a yield boost, [***].

1.2.4 MGT 2.0. [***]. Except for facilities operated by [***], and subject to ICM achieving mutually agreed upon milestones for prior releases as described in the Joint Launch Plan (as modified from time to time based on recommendations of the Joint Steering Committee). [***]. The Parties agree to negotiate the terms of such an agreement in good faith based upon the commercialization success of the Release 0. MGT 1.0 Series, and MGT 1.1 Series Corn CBP technology (the “R2 Agreement”).

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1.2.5 Ongoing Technical Support. ICM will provide ongoing technical support for a reasonable period of time for the first three (3) plants that are transitioned to the use of new Corn CBP technology for ethanol production, as outlined in Appendix A.

1.3 Joint Steering Committee. Promptly following the Effective Date, the Parties shall form a joint steering committee (the “Joint Steering Committee”) comprised of two (2) representatives from ICM and two (2) representatives from Mascoma. One representative from each party will be a “business lead” and one will be a “technical lead.” The initial ICM representatives will be Kurt Dieker (business lead) and Dr. Scott Kohl (technical lead). The initial Mascoma representatives will be Chris Veit (business lead) and Dr. Kevin Wenger (technical lead). Either Party may change its representatives from time to time by providing written notice to the other Party. The Joint Steering Committee will meet in person at least quarterly, and by conference call at least monthly. The Joint Steering Committee shall have the following responsibilities:

(a) recommend amendments to the Joint Launch Plan, including modification of the milestones, deadlines, and dates contained therein, which milestones, deadlines, and dates the parties acknowledge and agree will need to be modified from time to time:

(b) recommend approval of the Budget and amendments thereto;

(c) resolve disputes as described in Section 3.5 below:

(d) forecast anticipated demand for and royalties to be received from MGT 1.0 Series and MGT 1.1 Series.

(e) monitoring actual performance vs. Joint Launch Plan

For avoidance of doubt, the Joint Steering Committee shall have no authority to bind either Party to any commitments to third parties, or to alter, amend or deviate from the terms and conditions set forth in this Agreement. The Joint Steering Committee shall keep minutes of its meetings, including any actions authorized therein, which minutes shall be approved by both Parties within thirty (30) days after each meeting.

1.4 Subcontracting. Neither Party may subcontract or otherwise delegate any of its obligations under this Agreement without the prior written consent of the other Party, which consent will not be unreasonably withheld. In the event that subcontracting is consented to, the subcontracting Party shall require the subcontractor to enter into appropriate confidentiality and assignment of inventions agreements with such subcontracting Party, which provide for assignment of inventions by such subcontractor to the subcontracting Party, unless such subcontracting would not entail the possible discovery, conception or making of new technology or inventions.

2.0	Funding; Payments.

2.1 General. Except as otherwise specified herein, each Party will be responsible for payment of its own costs associated with work performed by it or on its behalf in connection with this Agreement.

2.2 Shared Funding; Budget. The Parties shall prepare and mutually agree upon a budget for the performance of the work which shall be incorporated into Appendix A (the “Budget”). Prior to the Effective Date. Mascoma paid ICM $[***] for services and accrued expenses for application testing, piloting, and support; ICM acknowledges receipt of such amount. For each release described above.

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Mascoma will pay ICM $[***] for services provided by ICM. ICM’s monetary obligation will be limited to $[***] per release. Any additional reasonably necessary costs in excess of the $[***] Budget per release will be paid equally by Mascoma and ICM, with charges for work performed calculated on a time and materials basis. For the purposes of this budgeting process, Release 0 and the MGT 1.0 Series are considered one release. Within sixty (60) days following the end of each calendar quarter, ICM will provide a cost report to Mascoma showing the costs for the time and materials incurred as of the end of such previous calendar quarter.

2.3 Purchaser Royalty Payment Sharing.

A. Payments from Purchasers. Mascoma, directly or with or through one or more collaborative partners in the business of marketing and selling conventional yeast (each a “Collaborative Partner”), will negotiate with the purchasers of MGT 1.0 Series and MGT 1.1 Series products a royalty fee based on the cost-savings realized by such purchasers in the production of ethanol produced with the use of such yeast as compared to the cost of producing ethanol using conventional yeast (each such payment is a “Purchaser Royalty Payment”). Mascoma anticipates entering into agreements with one or more Collaborative Partners which will provide for the Collaborative Partner to provide MGT 1.0 Series and/or MGT 1.1 Series to its customers in lieu of conventional yeast in exchange for a base payment from such customers that is approximately equal to [***]. ICM will provide data and analysis to support Mascoma in such negotiations with the overall goal of negotiating the maximal Purchaser Royalty Payment.

B. Royalty Payment to ICM. Subject to the limitations set forth in this Agreement. Mascoma will pay to ICM [***] of all Purchaser Royalty Payments that are received by Mascoma from purchasers of both MGT 1.0 Series and MGT 1.1 Series to the extent that those royalties are paid to Mascoma [***]. Mascoma shall pay such amounts to ICM within sixty (60) days following the end of each calendar quarter during which any such Purchaser Royalty Payments are received by Mascoma along with a report showing all sales of MGT 1.0 Series and MGT 1.1 Series made, and all revenues received, in any form, during such calendar quarter from such purchasers.

C. Exceptions; Survival. Anything herein to the contrary notwithstanding, the royalty sharing obligation set forth in this Section 2.3 shall survive termination of this Agreement for any reason but shall not include any amounts paid or payable to Mascoma from Archer Daniels Midland Company, POET, LLC or their respective affiliates.

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2.4 Records and Audits.

A. Record Keeping. The Parties shall keep accurate books and accounts of record in connection with the activities, events, or relationship implicated in the fees payable hereunder in sufficient detail to permit accurate determination of all figures necessary for verification of the fees and other payments to be paid hereunder or for which a Party owes an obligation of reimbursement under this Agreement. Each Party shall maintain such records for a period of at least three (3) years after the end of the calendar year in which they were generated.

B. Audits. Upon sixty (60) days prior written notice from a Party, the other Party shall permit an independent certified public accounting firm of nationally recognized standing selected by the Party and reasonably acceptable to the other Party to examine, at the requesting Party’s sole expense, the relevant books and records of the other Party as may be reasonably necessary to verify the accuracy of the reports submitted by the other Party in accordance with this Agreement, including, without limitation, the payment of fees and amounts for reimbursements. An examination under this Section shall occur not more than once in any calendar year. The accounting firm shall be provided access to such books and records at the facility where such books and records are normally kept and such examination shall be conducted during the other Party’s normal business hours. Upon completion of the examination, the accounting firm shall provide both Parties with a written report disclosing whether the reports submitted by the other Party are correct or incorrect, whether the fees and reimbursements paid are correct or incorrect, and in each case, the specific details concerning any discrepancies.

C. Amounts Owed. If such accounting firm concludes that additional fees or reimbursements were due to a Party or that a Party overpaid fees or reimbursements, the Party owing shall pay to the Party owed any such additional or overpaid fees or reimbursements within thirty (30) days of the date the Parties received such accountant’s written report so concluding. If such amounts exceed ten percent (10.0%) of the amounts that were to be paid to the Party requesting the examination, the other Party also shall reimburse the requesting Party for the out-of-pocket expenses inclined in conducting the examination, including professional fees.

3.0	Intellectual Property; Ownership and Licenses for Release 0, MGT 1.0 Series and MGT 1.1 Series.

3.1 ICM Background Technology. ICM will own (i) any and all technology and intellectual property owned or controlled by ICM as of the Effective Date of this Agreement (“ICM Background Technology”), and (ii) any and all improvements, modifications, and derivative works to the ICM Background Technology developed hereunder, whether developed by ICM. Mascoma, or jointly by the Parties.

3.2 Mascoma Background Technology. Mascoma will own (i) any and all technology and intellectual property owned or controlled by Mascoma as of the Effective Date of this Agreement (“Mascoma Background Technology”), and (ii) any and all improvements, modifications, and derivative works to the Mascoma Background Technology developed under this Agreement, whether developed by Mascoma, ICM. or jointly by the Parties.

3.3 ICM Project Technology. Except as provided in Sections 3.1 and 3.2, ICM will own any and all new technology and intellectual property invented, discovered, reduced to practice, created, or developed under this Agreement that is primarily related to the planning, designing, engineering (e.g. process and chemical engineering), developing, constructing, and/or operating of corn ethanol facilities

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(the “ICM Project Technology”), whether developed by ICM. Mascoma. or jointly by the Parties. ICM will promptly disclose any ICM Project Technology to Mascoma. ICM will control, in its sole discretion. the preparation, filing, prosecution, maintenance and enforcement of all rights in such intellectual property, including but not limited to patents. Mascoma does hereby assign to ICM any and all rights it has or may have in such intellectual property and inventions and agrees to sign any written assignments as may be reasonably requested by ICM to confirm and/or effectuate such assignment. Further, Mascoma hereby agrees to cooperate with ICM and provide all reasonable assistance requested by ICM in connection with any patent or other applications ICM may choose to file or in connection with any action to enforce ICM’s intellectual property rights.

3.4 Mascoma Project Technology. Except as provided in Sections 3.1 and 3.2, Mascoma will own any and all new technology and intellectual property invented, discovered, reduced to practice. created, or developed under this Agreement that is primarily related to (i) CBP organisms and enzymes and recombinant DNA technology, and (ii) the research, development and commercialization of any such organisms, enzymes or recombinant DNA technology and related know-how for the bio-conversion, bio-mass pretreatment. and advanced biological processing of cellulosic feedstocks or corn into ethanol and related products, including processing that produces DG. HPDG, lignin or other materials as a by-product (the “Mascoma Project Technology”), whether developed by ICM. Mascoma. or jointly by the Parties. Mascoma will promptly disclose any Mascoma Project Technology to ICM. Mascoma will control, in its sole discretion, the preparation, filing, prosecution, maintenance and enforcement of all rights in such intellectual property, including but not limited to patents. ICM does hereby assign to Mascoma any and all rights it has or may have in such intellectual property and inventions and agrees to sign any written assignments as may be reasonably requested by Mascoma to confirm and/or effectuate such assignment. Further. ICM hereby agrees to cooperate with Mascoma and provide all reasonable assistance requested by Mascoma in connection with any patent or other applications Mascoma may choose to file or in connection with any action to enforce Mascoma’s intellectual property rights.

3.5 Disputes. In the event of a dispute regarding whether any intellectual property developed under this Agreement should be categorized as ICM Background Technology. Mascoma Background Technology, ICM Project Technology or Mascoma Project Technology, the Joint Steering Committee will make such determinations.

3.6 ICM License Grant. ICM hereby grants to Mascoma a royalty-free, non-exclusive license to use all ICM Background Technology and ICM Project Technology during the Term of this Agreement for the sole purpose of performing the activities contemplated hereunder.

3.7 Mascoma License Grant. Mascoma hereby grants to ICM a royalty-free, non-exclusive license to use all Mascoma Background Technology and Mascoma Project Technology during the Term of this Agreement for the sole purpose of performing the activities contemplated hereunder.

3.8 Site-Specific Licenses. Each Party will grant limited, non-exclusive, site-specific licenses to each facility that is converted to using the new Corn CBP technology for ethanol production as described herein to use each Party’s Background Technology and Project Technology to the extent reasonably necessary for commercial production of ethanol.

3.9 Acknowledgements.

3.9.1 Certain New Technology. The Parties hereby acknowledge that the provisions set forth in this Section 3 regarding the ownership and use of specified intellectual property rights shall not apply to technology that relates to [***] or any subsequent release. Any such rights shall be governed by the R2 Agreement, if and when it is negotiated and executed by the Parties as described in Section 1.2.4 above.

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3.9.2 Government Rights. Each Party acknowledges that the other Party is currently developing project technology for the conversion of cellulose to ethanol under separate grants from the United States Department of Energy. ICM’s project includes the conversion of cellulose in bran from the com kernel without a CBP organism. The intellectual property rights associated with the projects funded in part by the government grants are subject to the applicable government entity’s rights in such intellectual property, and are specifically excluded from the application of the definitions above, and shall not be claimed by the other Party under the foregoing definitions.

4.0	Warranties; Limitation of Liability.

4.1 Warranties. The Parties hereby mutually represent, warrant and covenant that: (i) it shall perform its obligations hereunder and under the Joint Launch Plan in a professional and workmanlike manner; (ii) this Agreement has been duly and validly executed and delivered by it and constitutes the valid and binding agreement of such Party, enforceable against such Party in accordance with its terms; (iii) neither such Party nor such Party’s employees or agents is under any pre-existing obligation inconsistent with the terms of this Agreement; and (iv) such Party’s performance of its obligations hereunder and under the Joint Launch Plan do not and will not violate or conflict with or result in a breach of any terms, conditions, duties or obligations such Party has to any third party or any other rights of any third party. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS, WARRANTIES OR COVENANTS WITH RESPECT TO ANY TECHNOLOGY, PATENTS, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY. FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

4.2 Limitation of Liability. WITHOUT LIMITING EITHER PARTY’S OBLIGATIONS UNDER SECTION 5, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, TORT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (A) ANY INDIRECT. INCIDENTAL. CONSEQUENTIAL. EXEMPLARY, PUNITIVE, OR OTHER SIMILAR DAMAGES OR LOST PROFITS OR (B) COST OF PROCUREMENT OF SUBSTITUTE GOODS. TECHNOLOGY OR SERVICES.

5.0	Indemnification.

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5.1 Indemnification. Each Party (the “Indemnifying Party”) shall indemnify, defend and hold harmless the other Party and its current and former directors, officers, employees, and agents and their respective successors, heirs and assigns (collectively, the “Indemnitees”) from and against any claim, liability, cost, expense, damage, deficiency, loss or obligation of any kind or nature (including, without limitation, reasonable attorney’s fees and other costs and expenses of litigation) (collectively, “Claims”), to the extent based upon, arising out of, or otherwise relating to a material breach of this Agreement by the Indemnifying Party, the gross negligence or intentional misconduct of the Indemnifying Party or any of its directors, officers, employees, and agents, or claims that the Indemnifying Party’s Background Technology or Project Technology, or a Party’s use thereof, infringes upon, misappropriates, or otherwise violates any third party’s intellectual property or other rights. Each Indemnitee shall provide prompt written notice to the Indemnifying Party after the Indemnitee becomes aware of circumstances that may result in a claim for indemnification hereunder, provided that the failure to give such notice shall only limit the indemnification obligation hereunder as and to the extent it prejudices or otherwise limits a defense to liability that otherwise may have been available in connection with the relevant Claim. The Indemnifying Party shall control the defense of any such Claims for which indemnification is sought hereunder and shall be permitted to settle any such claims, provided that the Indemnitee receives a full release of claims and that the Indemnifying Party has not made any admission of wrong-doing on the Indemnitee’s behalf.

5.2 Certain Representation and Warranties of Mascoma. Mascoma hereby represents and warrants to ICM as follows:

5.2.1 Compliance with Laws and Regulations. In the development of the microorganisms that will be utilized in the Plant Trials, it has complied with all applicable federal, state, and local laws, regulations, and guidelines.

5.2.2 Application AAFCO Ingredient Definition. It has made application with the Association of American Feed Control Officials (AAFCO) and the Food and Drug Administration to obtain an AAFCO Feed Ingredient Definition for the microorganisms that will be utilized in the Plant Trials. Mascoma will continue to prosecute this application until such definition is received.

5.2.3 Mascoma GRAS determination. It has commissioned a study of its own expert panel of independent scientists (the “Mascoma Expert Panel”), which in conjunction with Mascoma has concluded that the microorganisms that will be utilized in the Plant Trials meet the criteria in 21 C.F.R. § 170.30. Generally Recognized as Safe (GRAS) through scientific procedures for the production of Distillers’ co-products, such as DDGS, for use in animal feeding applications, with the understanding that self-affirmation and expert panel review are specifically acknowledged by the Food and Drug Administration as procedures exempting a substance from premarket review (See Substances Generally Recognized as Safe, Proposed Rule. 62 Fed. Reg. 18,938. 18,943 (Apr. 17, 1997)).

5.2.4 Mascoma Expert Panel Report. It has provided to ICM a true and correct written summary of the Mascoma Expert Panel’s report, which opines that the microorganisms meet the criteria for the GRAS designation.

5.2.5 Notice of Government Determinations. It will notify ICM immediately upon receipt of any notice from any government agency that the microorganisms will or will not receive the AAFCO Feed Ingredient Definition or any other designation for which Mascoma may apply.

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5.3 Additional Indemnity Obligations. In consideration of ICM agreeing to proceed with the Plant Trials prior to Mascoma receiving approval from the appropriate government agencies of the microorganisms that will be utilized in the Plant Trials of Release 0, MGT 1.0 Series and MGT 1.1 Series, Mascoma hereby agrees to indemnify and hold harmless ICM and its directors, officers, employees, and agents and their respective successors, heirs and assigns (collectively, the “ICM Indemnitees”) from and against any Claims incurred by or imposed upon the ICM Indemnitees that are based upon, arise out of, or otherwise relate to (i) any breach by Mascoma of its representations and warranties set forth in Section 5.2; (ii) use of the microorganisms provided by Mascoma for the Plant Trials; and (iii) the byproducts produced by using such microorganisms. Any claim for indemnification under this Section 5.3 shall be subject to the same terms and conditions set forth in Section 5.1 for indemnification claims arising under such section.

5.4 Evidence of Ability to Provide Indemnity. Upon request, each Party shall provide to the other Party written evidence that it has sufficient liability insurance or such other adequate forms of protection, to satisfy its indemnification obligations hereunder.

6.0	Confidentiality.

6.1 Confidential Information. “Confidential Information” means any and all business, technical, and financial information disclosed or submitted by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”), whether orally, visually, in writing, or by any other means, whether tangible or intangible, directly or indirectly and in whatever form or medium. Confidential Information may include, by way of example, but without limitation, data, materials, products, technology, specifications, manuals, formulae, equipment, business strategies, business plans, marketing plans, customer lists, know-how, drawings, pricing information, inventions, ideas, and other information, or its potential use, that is owned by or in possession of the Disclosing Party. Confidential Information shall not include information that: (a) is in the public domain prior to disclosure by the Disclosing Party to the Receiving Party; (b) becomes part of the public domain, by publication or otherwise, through no unauthorized act or omission on the part of the Receiving Party or any third party; or (c) is lawfully in the Receiving Party’s possession prior to disclosure by the Disclosing Party, if such prior possession can be documented by the Receiving Party through written records that were in existence prior to such disclosure. Confidential Information shall not be deemed to be in the public domain merely because such information is embraced by more general disclosures in the public domain, and any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain if the combination itself and its principles of operation are not in the public domain.

6.2 Obligation to Protect Confidential Information. The Receiving Party acknowledges and agrees that all of the Confidential Information it receives from the Disclosing Party is confidential and proprietary to the Disclosing Party, and the Receiving Party agrees to hold the same in strictest confidence and take proper and appropriate steps, at all times, to protect the Disclosing Party’s Confidential Information. The Receiving Party shall not reproduce, summarize or otherwise disclose the Disclosing Party’s Confidential Information except to its employee(s) and or agent(s) who have a specific need to know the Confidential Information, and even then only to such extent as is necessary and essential for such employee’s or agent’s involvement in participating in the work to be performed pursuant to this Agreement. The Receiving Party shall inform its employee(s) and agent(s) of the confidential nature of such Confidential Information. The Receiving Party shall notify the Disclosing Party immediately upon discovery of any unauthorized use or disclosure of Confidential Information, or any other breach of this Agreement by the Receiving Party, its employees or agents, and shall cooperate with the Disclosing Party in every reasonable way to help the Disclosing Party regain possession of its Confidential Information and

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prevent its further unauthorized use. In all events, the Receiving Party shall be fully liable for any breach of this Agreement by its employees or agents.

6.3 Obligation Not to Disclose Confidential Information. Except as provided in this Agreement, the Receiving Party shall not duplicate, reproduce, summarize or otherwise disclose the Disclosing Party’s Confidential Information to any person without prior express written consent of the Disclosing Party or unless required by law or court order. If the Receiving Party is required by law or court order to disclose any of the Disclosing Party’s Confidential Information, the Receiving Party shall furnish only such portion of the Disclosing Party’s Confidential Information as it is legally compelled to disclose and will exercise its best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the Disclosing Party’s Confidential Information. If a Party is required to disclose the other Party’s Confidential Information pursuant to this paragraph, it shall use best efforts to provide the other Party with prior written notice of its intent to disclose, along with the asserted grounds for disclosure, so that the Disclosing Party can seek an appropriate protective order or other relief.

6.4 Use of Confidential Information. Confidential Information of a Disclosing Party will be used by the Receiving Party only in connection with the work to be performed pursuant to this Agreement; no other use will be made of it by the Receiving Party, it being recognized that the Disclosing Party has reserved all rights to the Disclosing Party’s Confidential Information not expressly granted herein. Without limiting the generality of the foregoing, the Receiving Party agrees that it will not directly or indirectly use the Disclosing Party’s Confidential Information for commercial gain or for any purpose other than the work to be performed pursuant to this Agreement.

All documents provided hereunder that contain Confidential Information of the Disclosing Party shall remain the property of the Disclosing Party at all times. Upon the request of the Disclosing Party, at the end of the term of this Agreement and subject to any right of use that may survive such termination, the Receiving Party shall return all Confidential Information received from the Disclosing Party in whatever format, whether written or electronic, including any and all copies or reproductions of such Disclosing Party’s Confidential Information, within ten (10) days of receiving such request. The Receiving Party shall also return any Confidential Information that was disclosed by the Disclosing Party visually or orally but was reduced to written, electronic or other format by the Receiving Party, or at the Receiving Party’s direction. Upon being requested to return the Confidential Information to the Disclosing Party, the Receiving Party shall use reasonable efforts to permanently delete all such Confidential Information of the Disclosing Party from the Receiving Party’s computer hard drives and any other electronic storage medium. At the Receiving Party’s option, any documents or other information created by the Receiving Party, or at its direction, which may contain or be derived from the Disclosing Party’s Confidential Information (“Receiving Party’s Work Product”) may be destroyed by the Receiving Party, rather than being delivered to the Disclosing Party. In such event, the Receiving Party, within ten (10) days of receiving the request to return all Confidential Information as described above, shall deliver to the Disclosing Party a written certificate, which certifies that the Receiving Party’s Work Product, and all copies thereof, have been destroyed.

6.5 Continuing Obligation. The Receiving Party’s obligations under this Section 6, shall continue even after the Disclosing Party’s Confidential Information is returned to the Disclosing Party. Such obligations shall not be affected by bankruptcy, receivership, assignment, attachment or seizure procedures, whether initiated by or against the Receiving Party, nor by the rejection of any agreement between the Parties by a trustee of the Receiving Party in bankruptcy, or by the Receiving Party as a debtor-in-possession or the equivalent of any of the foregoing under local law.

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6.6 Right to Injunctive Relief. The Parties acknowledge and agree that in the event of any breach or threatened breach of the confidentiality obligations of this Section 6 by a Receiving Party or its employees or agents, a Disclosing Party will be irreparably and immediately harmed and unable to be made whole by monetary damages. The Parties agree that, in addition to any other remedy to which a Disclosing Party may be entitled in law or equity, such Disclosing Party will be entitled to an injunction or injunctions against the Receiving Party to remedy breaches or threatened breaches of this Agreement and/or to compel specific performance of the Receiving Party’s obligations under this Agreement.

7.0	Term and Termination.

7.1 Term. The initial term of this Agreement will be for three (3) years (the “Initial Term”). Thereafter, this Agreement will automatically renew for successive one (1) year periods (each, a “Renewal Term” and collectively with the Initial Term, the “Term”) unless, not less than one hundred eighty (180) days prior to the end of the Initial Term or any then applicable Renewal Term, either Party provides written notice to the other Party of its intent not to renew this Agreement. Provided ICM performs all of its obligations hereunder with respect to either MGT 1.0 Series or MGT 1.1 Series, and the milestones in the initial Joint Launch Plan (as the same may be modified from time to time upon recommendation of the Joint Steering Committee) with respect to MGT 1.0 Series or MGT 1.1 Series, as applicable, have been achieved, and the Agreement expires or terminates for any reason other than a material breach by ICM, then the obligation to share royalties, as provided in Section 2.3. with respect to either MGT 1.0 Series or MGT 1.1 Series, as applicable based on the above conditions, shall continue after the Term of this Agreement for so long as Mascoma receives revenues from third parties using the Corn CBP technology embodied in such product until such obligation is fulfilled.

7.2 Termination for Cause. Either Party will have the right to terminate this Agreement upon notice to the other Party in the event that the other Party breaches any material term or condition of this Agreement, and such breach remains uncured for longer than thirty (30) days after receipt of written notice from the non-breaching Party describing such breach.

7.3 Termination for Failure to Achieve Milestones. Beginning in July 2012, in the event that either Party fails to achieve any milestone set forth in the Joint Launch Plan (as may be modified from time to time) in any calendar quarter, then the non-breaching Party will have the right to terminate this Agreement upon thirty (30) days prior written notice to the other Party.

7.4 Payment Rights Upon Termination. Upon termination of this Agreement (in whole or in part) for any reason each Party shall promptly pay to the other Party all fees, reimbursements, and other amounts that may be due and owing as of the effective date of such termination, or which have been earned prior to the effective dale of such termination but are not due to be paid until after such termination.

7.5 Survival. Notwithstanding any termination of this Agreement, the provisions of Sections 2, 3, 4, 5, 6, 7.1, 7.4, and 7.5 shall survive such termination and remain in full effect.

8.0	Miscellaneous.

8.1 Bankruptcy. All rights and licenses granted under or pursuant to Section 3 of this Agreement are and shall otherwise be deemed to be for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 (35A) of the Bankruptcy Code. The Parties agree that each Party, as a licensee of such rights under this Agreement, shall retain

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and may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against the Party granting a right or license to intellectual property under Section 3, the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, shall be promptly delivered to such other Party upon any such commencement of a bankruptcy proceeding upon written request therefore.

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8.2 Entire Agreement. This Agreement is the sole agreement with respect to the subject matter hereof and except as expressly set forth herein, supersedes all other agreements and understandings between the parties with respect to the same.

8.3 Notices. Unless otherwise specifically provided, all notices required or permitted by this Agreement will be in writing and may be delivered personally, or may be sent by facsimile or certified mail, return receipt requested, to the following addresses, unless the parties are subsequently notified of any change of address in accordance with this Section 8.3:

If to ICM:	ICM. Inc.
P.O. Box 397
310 N. First Street
Colwich, KS 67030-0397
Attn: General Counsel

Facsimile: (316) 927-0570

If to Mascoma:	Mascoma Corporation
67 Etna Road
Suite 300
Lebanon, NH 03766
Attn.: William Brady, President and CEO

Facsimile: (603) 676-3321

With a copy to:	Goodwin Procter LLP
Exchange Place
Boston, MA 02109
Attn.: William Schnoor, Esq.

Facsimile: (617) 523-1231

Any notice will be deemed to have been received as follows: (a) by personal delivery, upon receipt: (b) by facsimile, one business day after transmission or dispatch; (c) by airmail, seven (7) business days after delivery to the postal authorities by the party serving notice. If notice is sent by facsimile, a confirming copy of the same will be sent by mail to the same address.

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8.4 Governing Law and Venue. This Agreement will be governed by, and construed in accordance with, the substantive taws of the State of New York, without giving effect to any choice or conflict of law provision. Any action, suit or other proceeding arising under or relating to this Agreement (a “Suit”) shall be brought in a court of competent jurisdiction in New York, New York, and the parties hereby consent to the sole jurisdiction of the state and federal courts sitting in New York, New York. Each party agrees not to raise any objection at any time to the laying or maintaining of the venue of any Suit in any of the specified courts, irrevocably waives any claim that Suit has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to any Suit, that such court does not have any jurisdiction over such party.

8.5 Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

8.6 Headings. Section and subsection headings are inserted for convenience of reference only and do not form a part of this Agreement.

8.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original.

8.8 Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each Party or in the case of waiver, by the Party waiving compliance. The delay or failure of any Party at any time or times to require performance of any provisions hereof will in no manner affect the rights at a later time to enforce the same. No waiver by either Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, will be deemed to be or considered as a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

8.9 No Agency or Partnership. Nothing contained in this Agreement will give any Party the right to bind the other, or be deemed to constitute either Party as agent for the other, or as partners with each other or any third party.

8.10 Assignment and Successors. This Agreement may not be assigned by either Party without the consent of the other, which consent shall not be unreasonably withheld, except that each Party may, without such consent, assign this Agreement and the rights, obligations and interests of such Party to any of its Affiliates, to any purchaser of all or substantially all of its assets to which the subject matter of this Agreement relates, or to any successor corporation resulting from any merger or consolidation of such Party with or into such corporation; provided, in each case, that the assignee agrees in writing to be bound by the terms of this Agreement. Any assignment purported or attempted to be made in violation of the terms of this Section 8.10 will be null and void and of no legal effect. For purposes of this Section 8.10. the term “Affiliates” means, with respect to any person, any other person which controls is controlled by or is under common control with such person. A person shall be regarded as in control of another entity if he/it owns or controls at least fifty percent (50%) of the equity securities of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).

8.11 Force Majeure. Neither Party will be responsible for delays resulting from causes beyond the reasonable control of such Party, including without limitation fire, explosion, flood, war, strike or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch

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whenever such causes are removed.

8.12 Interpretation. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to both Parties hereto and not in favor of or against either Party, regardless of which Party was generally responsible for the preparation of this Agreement.

8.13 Severability. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of this Agreement will not be affected.

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IN WITNESS WHEREOF, the Parties hereto have signed this Agreement as of the Effective Date.

ICM, Inc.		Mascoma Corporation

/s/ Chris Mitchell		/s/ David Arkowitz
Name:	Chris Mitchell	Name:	David Arkowitz
Title:	Executive Vice President	Title:	CFO

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Appendix A (Revised Oct 18, 2011)

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